SUPPLEMENTAL INDENTURE NO. 1 TO INDENTURE

This SUPPLEMENTAL INDENTURE NO. 1 TO INDENTURE, dated as of November 25, 2009 (this “Supplement”), is executed by and among DST SYSTEMS, INC., a Delaware corporation (the “Company”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Indenture (defined below).

RECITALS

A.        The Company and the Trustee are parties to an Indenture, dated as of October 6, 2009 (the “Indenture”); and

B.        Section 2.02 of the Indenture currently provides that the Trustee shall authenticate and deliver Securities for original issue in an aggregate Original Principal Amount of up to $190,426,000 upon a Company Order without any further action by the Company.

C.        The Issuer desires to amend the Indenture to allow for additional issuances of Securities in an aggregate Original Principal Amount of up to $218,500,000 and to make certain conforming amendments to Exhibit A-1; and

D.        Section 8.01 of the Indenture permits amendment of the Indenture to make any change that does not adversely affect the rights of any Holders; and

E.        The Issuer has concluded that such amendments do not adversely affect the rights of any Holder.

AGREEMENTS

NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1  Amendments. Subject to the terms and conditions set forth herein, the Indenture is hereby amended as follows:

(a)   Section 1.01 is hereby amended to delete the definition of "Series A Debentures" and in its place the following is inserted:

"SERIES C DEBENTURES" means any of the Company's 4.125% Series C Convertible Senior Debentures due 2023, as amended or supplemented from time to time, that are issued under this Indenture, whether Initial Securities or Additional Securities.

(b)  Section 1.01 is hereby amended to include the following definitions:

(c)   "ADDITIONAL SECURITIES" means an amount up to a maximum aggregate Original Principal Amount of $218,371,000 of Securities (other than the Initial Securities) issued under this Indenture after November 25, 2009.

"INITIAL SECURITIES" means the Securities issued under this Indenture on October 6, 2009 in an aggregate Original Principal Amount of $190,426,000.

(d)  Exhibit A-1 to the Indenture is hereby deleted in its entirety and replaced with Exhibit A-1 attached hereto.

(e)   Section 2.02 of the Indenture is hereby amended and restated in its entirety as follows:

Section 2.02. EXECUTION AND AUTHENTICATION. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The aggregate Original Principal Amount of Initial Securities which may be authenticated and delivered under this Indenture is limited to $190,426,000 and the aggregate Original Principal Amount of Additional Securities is limited to $218,371,000, except in each case for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.06. The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 Original Principal Amount and any integral multiple thereof.

The Trustee shall initially authenticate and make available for delivery Initial Securities for original issue in the aggregate Original Principal Amount of up to $190,426,000 upon receipt of a Company Order without any further action. Each Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities be represented by a Global Security and the date on which each original issue of Securities is to be authenticated. The Company may, without the consent of the Holders, issue Additional Securities with the same terms and with the same CUSIP number as the Initial Securities in an aggregate principal amount up to $218,371,000. The Trustee shall authenticate Additional Securities thereafter (so long as permitted by the terms of this Indenture) for original issue upon a Company Order in aggregate Original Principal Amount as specified in such Company Order (except as provided in Section 2.06) up to an aggregate Original Principal Amount of $218,371,000. Such Additional Securities shall have identical terms to the Initial Securities except for issuance dates and with respect to interest accruing prior to their date of issuance or prior to the most recent Interest Payment Date, and will constitute the same series as the Initial Securities for all purposes hereunder, including, without limitation, waiver, amendments, redemptions and offers to purchase.

SECTION 2  Reference. On and after the effective date of this Supplement, each reference in the Indenture to “this Indenture”, “hereunder”, “herein” or words of like import referring to the Indenture shall mean and a be a reference to the Indenture as amended by this Supplemental Indenture.

SECTION 3  Counterpart; Effectiveness; Full Force and Effect. This Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument. This Supplement shall become effective as of the date hereof upon the receipt (a) by the Trustee and the Company of counterparts of this Supplement, duly executed by the parties hereto, (b) by the Trustee of the Officers' Certificate as contemplated by Section 17.04 of the Indenture, and (c) by the Trustee of the Opinion of Counsel as contemplated by Section 17.04 of the Indenture. Except as expressly set forth herein, the terms, provision and conditions of the Indenture shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

SECTION 4  Headings. Section and subsection headings in this Supplement are included herein for convenience of reference only and shall not constitute a part of this Supplement for any other purpose or be given any substantive effect.

SECTION 5  Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS SUPPLEMENT AND THE SECURITIES, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

SECTION 6  Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Indenture.

SECTION 7  The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplement or the due execution thereof by the Company. The recitals of fact contained herein shall be taken as the statements solely of the Company, and the Trustee assumes no responsibility for the correctness thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

DST SYSTEMS, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

EXHIBIT A-1

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS DEBENTURE IS BEING ISSUED WITH TAX ORIGINAL ISSUE DISCOUNT AND THE ISSUE DATE OF THIS DEBENTURE IS OCTOBER 6, 2009. IN ADDITION, THIS DEBENTURE IS SUBJECT TO THE UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE COMPARABLE YIELD OF THIS DEBENTURE IS 8.4%, COMPOUNDED SEMIANNUALLY (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES).

DST SYSTEMS, INC. (THE "COMPANY") AGREES, AND BY ACCEPTING A BENEFICIAL OWNERSHIP INTEREST IN THIS DEBENTURE EACH HOLDER AND ANY BENEFICIAL OWNER OF THIS DEBENTURE WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THIS DEBENTURE AS A DEBT INSTRUMENT THAT IS SUBJECT TO U.S. TREAS. REG. SEC. 1.1275-4 OR ANY SUCCESSOR PROVISION (THE "CONTINGENT DEBT REGULATIONS") AND (2) TO BE BOUND (IN THE ABSENCE OF AN ADMINISTRATIVE DETERMINATION OR JUDICIAL RULING TO THE CONTRARY) BY THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE" WITHIN THE MEANING OF THE CONTINGENT DEBT REGULATIONS, WITH RESPECT TO THIS DEBENTURE. THE COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS DEBENTURE, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF TAX ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING ADDRESS: DST SYSTEMS, INC., 333 West 11th Street, Kansas City, Missouri 64105, ATTENTION: DST CORPORATE SECRETARY.

[Insert if Global Security:] [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL DEBENTURE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL DEBENTURE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

DST SYSTEMS, INC.

4.125% Series C Convertible Senior Debentures due 2023

No. 1	Original Principal Amount: $___________
Issue Date: _________ ___, 20__	CUSIP: _____________________

DST SYSTEMS, INC., a Delaware corporation (the "COMPANY"), for value received, hereby promises to pay to __________, or registered assigns, the Accreted Principal Amount (as defined in the Indenture referred to on the reverse side of this Security) on August 15, 2023.

This Security shall bear regular cash interest and the Original Principal Amount (as defined in the Indenture) of this Security shall accrete as specified on the reverse side of this Security and in the Indenture. Contingent Interest, if any, on this Security, will be payable as specified on the reverse side of this Security and in the Indenture. This Security is convertible, is subject to redemption at the option of the Company or purchase at the option of the Holder hereof, all as specified on the reverse side of this Security and in the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

DST SYSTEMS, INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee,

certifies that this is one of the Securities referred

to in the within-mentioned Indenture.

By:
Authorized Officer

Dated: ___________________

[FORM OF REVERSE SIDE OF SECURITY]

4.125% Series C Convertible Senior Debentures due 2023

This Security is one of a duly authorized issue of securities of the Company (herein called the "SECURITIES") limited in aggregate Original Principal Amount to $408,926,000 Original Principal Amount, issued under an Indenture, dated as of October 6, 2009, as supplemented by that certain Supplemental Indenture No. 1 dated as of November __, 2009 (together, the "INDENTURE"), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the "TRUSTEE", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Capitalized terms used and not otherwise defined in this Security are used as defined in the Indenture.

1.	INTEREST.

This Security will bear interest from October 6, 2009 or from the most recent date to which interest has been paid or duly provided for, semi-annually in arrears on February 15 and August 15 of each year (each, an "INTEREST PAYMENT DATE"), subject to Section 1.08 of the Indenture, commencing February 15, 2010, at the rate per annum equal to 4.125%, to but excluding August 15, 2010. Interest on this Security shall be calculated on the basis of a 360-day year composed of twelve 30-day months. Interest payable on this Security on any Interest Payment Date will include interest for the immediately preceding Interest Period. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1, as the case may be, immediately preceding the relevant Interest Payment Date. Any interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

From and after August 15, 2010, the Company will no longer be required to pay cash interest. The Original Principal Amount of this Security shall accrete daily at the Applicable Yield on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months. The Applicable Yield shall be 0% prior to August 15, 2010 and 4.125% per annum on and after August 15, 2010, until Stated Maturity. At Stated Maturity, the Holder of this Security will receive $1,700.28 for each $1,000 Original Principal Amount of Securities, which is the fully Accreted Principal Amount of this Security on such date, unless the Security has been earlier redeemed, purchased or converted.

2.	CONTINGENT INTEREST.

From and after August 20, 2010, the Company will pay Contingent Interest on this Security under the circumstances and in the amounts described in Article 14 of the Indenture. Such Contingent Interest, if any, shall be payable semiannually in arrears on each Interest Payment Date to the Holder of this Security as of the close of business on the Regular Record Date relating to such Interest Payment Date.

3.	INTEREST ON OVERDUE AMOUNTS.

If the Accreted Principal Amount hereof or any portion of such Accreted Principal Amount is not paid when due (whether upon acceleration pursuant to Section 4.02 of the Indenture, upon the dates set for payment of the Redemption Price, Purchase Price or Fundamental Change Purchase Price, or upon the Stated Maturity of this Security) or if interest due hereon (including Contingent Interest, if any) (or any portion of such interest), is not paid when due, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate then borne by this Security or, if any overdue amount exists on or after August 15, 2010, at the Applicable Yield of this Security, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable as set forth in the Indenture.

4.	METHOD OF PAYMENT.

Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Price, Purchase Price, Fundamental Change Purchase Price and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money; PROVIDED that payment by wire transfer of immediately available funds will be required with respect to principal of and interest (including Contingent Interest, if any) on all Global Securities and all Securities of Holders of more than $25,000,000 aggregate Original Principal Amount of Securities that have requested such method of payment and provided wire transfer instructions to the Company or the Paying Agent. If any Interest Payment Date (other than an Interest Payment Date coinciding with the Stated Maturity or earlier Redemption Date, Purchase Date, or Fundamental Change Purchase Date) falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Interest Payment Date to such next succeeding Business Day, PROVIDED that, if such Business Day falls in the next succeeding calendar month, the Interest Payment Date will be the Business Day immediately preceding such Interest Payment Date. If the Stated Maturity, Redemption Date, Purchase Date or Fundamental Change Purchase Date of this Security would fall on a day that is not a Business Day, the required payment of interest, if any, and principal will be made on the next succeeding Business Day and no interest on such payment will accrue and no principal will accrete for the period from and after the Stated Maturity, Redemption Date, Purchase Date or Fundamental Change Purchase Date to such next succeeding Business Day.

5.	PAYING AGENT, CONVERSION AGENT AND REGISTRAR.

Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

6.	INDENTURE.

The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are general unsecured obligations. The Indenture does not limit other indebtedness of the Company.

7.	REDEMPTION AT THE OPTION OF THE COMPANY.

No sinking fund is provided for the Securities. Prior to August 15, 2013, the Securities shall not be redeemable at the option of the Company. Beginning on August 15, 2013 and until the Stated Maturity, the Securities are redeemable for Cash as a whole, or from time to time in part, at the option of the Company at the applicable Redemption Price.

If the Company redeems less than all of the outstanding Securities, subject to the procedures of the Depositary, the Trustee will select the Securities to be redeemed (i) by lot; (ii) pro rata; or (iii) by another method the Trustee considers fair and appropriate. If the Trustee selects a portion of a Holder's Securities for partial redemption and the Holder converts a portion of the same Securities, the converted portion shall be deemed to be from the portion selected for redemption.

8.	NOTICE OF REDEMPTION.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest shall cease to accrue and principal will cease to accrete on such Securities or portions thereof. Securities in denominations larger than $1,000 Original Principal Amount may be redeemed in part but only in integral multiples of $1,000.

9.	PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER.

Each Holder has the right to require the Company to purchase the Securities held by such Holder on August 15, 2014, 2015 and 2020 (each, a "PURCHASE DATE"). If required by any Holder, the Company shall purchase Securities for Cash, Common Stock or any combination of Cash and Common Stock at a Purchase Price equal to the Accreted Principal Amount thereof, plus accrued and unpaid cash interest (including Contingent Interest, if any) to, but excluding, the Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall purchase for Cash, Common Stock or any combination of Cash and Common Stock all or a portion of the Securities held by such Holder as of the date that is not less than 20 nor more than 35 Business Days after the date of the Company's notice to Holders of the occurrence of a Fundamental Change occurring prior to Stated Maturity for a Fundamental Change Purchase Price equal to the Accreted Principal Amount thereof, plus accrued and unpaid cash interest (including Contingent Interest, if any) to, but excluding, the Fundamental Change Purchase Date, unless such Fundamental Change Purchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid cash interest (including Contingent Interest, if any) payable on such Interest Payment Date to the Holder at the close of business on such Regular Record Date.

Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

As provided in the Indenture, if Cash or Common Stock (or any combination of Cash and Common Stock) sufficient to pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Purchase Date or the Fundamental Change Purchase Date, as the case may be, all interest (including Contingent Interest, if any) ceases to accrue and principal ceases to accrete on such Securities (or portions thereof) immediately after such Purchase Date or Fundamental Change Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such Security).

10.	CONVERSION.

Subject to the terms of the Indenture, the Holder of a Security may convert the Security into shares of Common Stock at the Conversion Rate under the circumstances set forth in Section 11.01 of the Indenture; PROVIDED, HOWEVER, the Company may satisfy its obligation with respect to any demand for conversion by delivering Common Stock, Cash or a combination of Cash and Common Stock. The Conversion Rate for the Securities on any Conversion Date shall be determined as set forth in the Indenture. Upon conversion of a Security, the Company shall deliver the Conversion Settlement Distribution within the time periods set forth in Section 11.02 of the Indenture.

The Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with the Securities and Article 11 of the Indenture, at any time during the Make-Whole Conversion Period with respect to a Make-Whole Fundamental Change shall be increased to an amount equal to the Conversion Rate that would, but for Section 11.14 of the Indenture, otherwise apply to such Security pursuant to Article 11 of the Indenture, plus an amount equal to the Make-Whole Applicable Increase; provided, however, that such increase to the Conversion Rate shall not apply if such Make-Whole Fundamental Change is announced by the Company but shall not be consummated.

A Security in respect of which a Holder has delivered a Purchase Notice or a Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

The Company shall deliver Cash or a check in lieu of any fractional share of Common Stock.

A Holder's right to convert the Securities into Common Stock of the Company is also subject to the Company's right to elect pursuant to Section 11.03 of the Indenture to pay such Holder Cash in lieu of delivering all or part of such Common Stock.

A Holder may convert a portion of a Security if the Original Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, except for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date, in which case the Holder on such Regular Record Date shall receive the interest payable on such Interest Payment Date, that portion of accrued and unpaid interest (including Contingent Interest, if any) and any accretion of principal on the converted Security attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the Issue Date) through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the Cash payment, if any, in lieu of fractional shares), or Cash or a combination of Cash and Common Stock in lieu thereof, in exchange for the Security being converted pursuant to the provisions hereof.

Securities or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall be accompanied by payment to the Company or its order, in New York Clearing House funds or other funds acceptable to the

Company, of an amount equal to the interest payable on such Interest Payment Date with respect to the Original Principal Amount of Securities or portions thereof being surrendered for conversion; PROVIDED that no such payment need be made (1) if the Company has specified a Redemption Date that occurs during the period from the close of business on a Regular Record Date to the opening of business on the Interest Payment Date to which such Regular Record Date relates, (2) if the Company has specified a Fundamental Change Purchase Date during such period, or (3) if any overdue interest or overdue Contingent Interest exists on the Conversion Date with respect to the Securities converted, to the extent of such overdue interest.

No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in Cash pursuant to Section 11.04 of the Indenture.

The Company agrees, and by acceptance of a beneficial interest in a Security each Holder and any beneficial owner of a Security shall be deemed to agree to be bound (in the absence of an administrative determination or judicial ruling to the contrary) by the Company's determination of the comparable yield and projected payment schedule within the meaning of the contingent debt regulations, and accordingly shall treat, for United States federal income tax purposes, the fair market value of the Common Stock received upon the conversion of a Security (together with any Cash payment in lieu of fractional shares) or Cash in lieu thereof, or a combination of Cash and Common Stock as a contingent payment on the Security for purposes of Treasury Regulation Section 1.1275-4 or any successor provision.

To convert a Security, a Holder must fulfill the conditions set forth in Section 11.02 of the Indenture.

The Conversion Rate will be adjusted as set forth in Article 11 of the Indenture.

11.	DENOMINATIONS; TRANSFER; EXCHANGE.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of Original Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

12.	PERSONS DEEMED OWNERS.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

13.	UNCLAIMED MONEY OR SECURITIES.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.	AMENDMENT; WAIVER.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Original Principal Amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Original Principal Amount of the Securities at the time outstanding. The Company and the Trustee may amend the Indenture under certain circumstances without the consent of the Holders, as described in the Indenture.

15.	DEFAULTS AND REMEDIES.

If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Original Principal Amount of the Securities then outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Original Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment on any Security) if it determines that withholding notice is in their interests.

16.	TRUSTEE DEALINGS WITH THE COMPANY.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.	NO RECOURSE AGAINST OTHERS.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a

Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.	AUTHENTICATION.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

19.	ABBREVIATIONS.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	GOVERNING LAW.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

---------------------------

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.

DST Systems, Inc.

333 West 11th Street

Kansas City, Missouri 64105

Attention: DST Corporate Secretary

Schedule I

[Include Schedule I only for a Global Security]

DST SYSTEMS, INC.

4.125% Series C Convertible Senior Debenture Due 2023

No. 1

Date	Original Principal Amount	Notation Explaining Original Principal Amount Recorded	Authorized Signature of Trustee

ASSIGNMENT FORM

To assign this Security, fill in the form below:

For value received ______________________________hereby sell(s), assign(s) and transfer(s) unto ___________________________________ (Please insert Social Security or other Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints ______________________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an "ELIGIBLE GUARANTOR INSTITUTION" meeting the requirements of the Security registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "SIGNATURE GUARANTEE PROGRAM" as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SIGNATURE GUARANTEE

CONVERSION NOTICE

To convert this Security pursuant to Article 11 of the Indenture, check the box: ☐

To convert only part of this Security, state the Original Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000): $ ___________________________

If you want the stock certificate made out in another person's name, fill in the form below:

(Insert other person's soc. sec. or tax ID no.)

(Print or type other person's name, address and zip code)

Your
Signature:

(Sign exactly as your name appears on the other side of this Security)

PURCHASE NOTICE

4.125% SERIES A CONVERTIBLE SENIOR DEBENTURES DUE 2023

TO:	DST SYSTEMS, INC.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

The undersigned registered owner of this Series C Debenture hereby irrevocably acknowledges receipt of a notice from DST Systems, Inc. (the "COMPANY") regarding the right of holders to elect to require the Company to purchase the Securities and requests and instructs the Company to purchase the entire Original Principal Amount of this Security, or portion thereof (which is $1,000 Original Principal Amount or an integral multiple thereof) designated below, in accordance with the terms of the Indenture at the price of the Accreted Principal Amount or proportional portion thereof, together with accrued cash interest (including Contingent Interest, if any) to, but excluding, the Purchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Securities shall be purchased by the Company as of the applicable Purchase Date pursuant to the terms and conditions specified in the Indenture. This election is made pursuant to: Article 12, Purchase at Option of Holders.

Dated:

Signature(s):

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

Security Certificate Number (if applicable):

Original Principal Amount to be purchased (if less than all): $_____________________.

In the event the Company elects, pursuant to Section 12.03 of the Indenture, to pay the Purchase Price, in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be paid to such Holder entirely in Cash because any of the conditions to payment of the Purchase Price in shares of Common Stock is not satisfied prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date, as set forth in Section 12.03 of the Indenture, I hereby elect to:

☐  withdraw this Purchase Notice as to $____________ in Original Principal Amount of Securities with the following certificate numbers:________________________________ to which this Purchase Notice relates;

☐  receive Cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which this Purchase Notice relates.

OPTION OF HOLDER TO ELECT PURCHASE ON FUNDAMENTAL CHANGE

4.125% SERIES A CONVERTIBLE SENIOR DEBENTURES DUE 2023

TO:	DST SYSTEMS, INC.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

The undersigned registered owner of this Series C Debenture hereby irrevocably acknowledges receipt of a notice from DST Systems, Inc. (the "COMPANY") regarding the right of holders to elect to require the Company to purchase the Securities upon a Fundamental Change and requests and instructs the Company pursuant to Section 13.01 to purchase the entire Original Principal Amount of this Security, or portion thereof (which is $1,000 Original Principal Amount or an integral multiple thereof) designated below, in accordance with the terms of the Indenture at the price of 100% of the Accreted Principal Amount or proportional portion thereof, together with accrued interest (including Contingent Interest, if any) to, but excluding, the Fundamental Change Purchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Securities shall be purchased by the Company as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s):

NOTICE:        The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

Security Certificate Number (if applicable):

Original Principal Amount to be purchased (if less than all): $_____________________.

In the event the Company elects, pursuant to Section 13.02 of the Indenture, to pay the Fundamental Change Purchase Price, in whole or in part, in shares of Common Stock but such portion of the Fundamental Change Purchase Price shall ultimately be paid to such Holder entirely in Cash because any of the conditions to payment of the Fundamental Change Purchase Price in shares of Common Stock is not satisfied prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date, as set forth in Section 13.02 of the Indenture, I hereby elect to:

☐  withdraw this Fundamental Change Purchase Notice as to $____________ in Original Principal Amount of Securities with the following certificate numbers: ________________________________ to which this Fundamental Change Purchase Notice relates;

☐  receive Cash in respect of the entire Fundamental Change Purchase Price for all Securities (or portions thereof) to which this Fundamental Change Purchase Notice relates.